SCHEDULE 14C INFORMATION

   INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE
                          ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Information Statement   [  ]  Confidential, for Use of the
[X]   Definitive Information Statement          the Commission Only (as
                                                permitted by Rule 14c-5(d)(2))

                             THE VANTAGEPOINT FUNDS
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                (Name of Registrant as Specified In Its Charter)

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    Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

        (1)    Title of each class of securities to which transaction applies:

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        (2)    Aggregate number of securities to which transaction applies:

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        (3)    Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4)    Proposed maximum aggregate value of transaction:

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        (5)    Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:

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        (2)    Form, Schedule or Registration Statement No.:

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        (4)    Date Filed:

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


                             THE VANTAGEPOINT FUNDS
                         777 North Capital Street, N.E.
                                   Suite 600
                              Washington, DC 20002

                      Notice of Action by Written Consent

To the Shareholders of The Vantagepoint Funds:

        Pursuant to Article 5, Section 2, of the Agreement and Declaration of Trust of The Vantagepoint Funds (the "Fund"), notice is hereby given that, by written consent delivered to the Fund on September 27, 2001, the holders of a majority of the outstanding shares of the Fund voted to amend the Agreement and Declaration of Trust as it relates to the classification and tenure of the Board of Directors. The Fund's Information Statement, which has been filed with the Securities and Exchange Commission, accompanies this Notice.

                                    By Order of the Board of Directors

                                    /s/ Girard Miller
                                    ----------------------------------------
                                    Girard Miller, President and Chief
                                    Executive Officer


                             THE VANTAGEPOINT FUNDS

                  Information Statement Pursuant to Section 14C
                     of the Securities Exchange Act of 1934

        This Information Statement is being mailed on or about October 5, 2001, to all shareholders of record at the close of business on September 26, 2001, of the Fund, in connection with resolutions of the Board of Directors and the written consent of the holders of greater than 50% of the Fund's shares providing for an amendment to the Agreement and Declaration of Trust as it relates to the classification and tenure of the Board of Directors.

        The Amendment to the Fund's Agreement and Declaration of Trust will be effective on or about October 31, 2001. Because the proposed amendment has already been approved by a majority of the shares entitled to vote, you are not required to take any action. This Information Statement is your notice that the amendment has been approved, and you will receive no further notice when the change becomes effective.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                  THE AMENDMENT

        On September 26, 2001, the Board of Directors of the Funds approved an amendment to the Agreement and Declaration of Trust relating to the classification and tenure of the Board of Directors and authorized the officers of the Fund to seek the written consent of a majority of the outstanding shares of the Fund approving an amendment pursuant to Article V, Section 4, of the Agreement and Declaration of Trust.

        Such written consent was received on September 27, 2001. The Amendment as presented is attached to this information statement as Exhibit A.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

        At the close of business on September 26, 2001, the number of outstanding shares for each portfolio of the Fund are as follows:


-------------------------------------------------------------------------
Money Market Fund                              118,836,401.460
-------------------------------------------------------------------------
Income Preservation Fund                         3,606,682.418
-------------------------------------------------------------------------
U.S. Treasury Securities Fund                   12,894,471.470
-------------------------------------------------------------------------
Asset Allocation Fund                           93,861,691.931
-------------------------------------------------------------------------
Equity Income Fund                              73,456,993.427
-------------------------------------------------------------------------
Growth & Income Fund                            40,619,245.196
-------------------------------------------------------------------------
Growth Fund                                    307,624,332.775
-------------------------------------------------------------------------
Aggressive Opportunities Fund                   77,827,092.826
-------------------------------------------------------------------------
International Fund                              34,300,287.183
-------------------------------------------------------------------------
Core Bond Index Fund Class I                    30,353,716.127
-------------------------------------------------------------------------
Core Bond Index Fund Class II                   10,703,951.485
-------------------------------------------------------------------------
500 Stock Index Fund Class I                    10,709,187.602
-------------------------------------------------------------------------
500 Stock Index Fund Class II                   15,470,867.227
-------------------------------------------------------------------------
Broad Market Index Fund Class I                 30,079,291.720
-------------------------------------------------------------------------
Broad Market Index Fund Class II                25,914,689.067
-------------------------------------------------------------------------
Mid/Small Co. Index Fund Class I                 2,930,731.591
-------------------------------------------------------------------------
Mid/Small Co. Index Fund Class II                2,756,886.607
-------------------------------------------------------------------------
Overseas Equity Index Fund Class I               4,134,741.129
-------------------------------------------------------------------------
Overseas Equity Index Fund Class II              1,053,731.027
-------------------------------------------------------------------------
Savings Oriented Fund                            5,175,777.410
-------------------------------------------------------------------------
Conservative Growth Fund                        10,896,687.244
-------------------------------------------------------------------------
Traditional Growth Fund                         22,794,142.676
-------------------------------------------------------------------------
Long-Term Growth Fund                           21,948,700.382
-------------------------------------------------------------------------
All Equity Growth Fund                           1,332,006.043
-------------------------------------------------------------------------

        The proposed amendment to the Agreement and Declaration of Trust to create staggered terms of service for the Board of Directors is not a matter on which any series or class of the Fund would be entitled to vote separately under
Section 18(f) of the Investment Company Act of 1940 or the rules thereunder.


                              BENEFICIAL OWNERSHIP

        The following table sets forth information with respect to (i) any person or "group" known to the Company to be the beneficial owner, as of September 26, 2001, of more than five percent (5%) of the outstanding shares of each portfolio of the Fund, and (ii) all Directors and Executive Officers of the Company, individually and as a group.

--------------------------------------------------------------------------------
-----------
                                                                 Amount and
Percentage
                                        Name and Address of      Nature of
of
Fund                                    Beneficial Owner         Ownership
Ownership
--------------------------------------------------------------------------------
-----------

Money Market Fund                       VantageTrust             75,406,101.050
63.5%
--------------------------------------------------------------------------------
-----------
U.S. Treasury Securities Fund           VantageTrust              8,138,508.485
63.1%
--------------------------------------------------------------------------------
-----------
Asset Allocation Fund                   VantageTrust             71,961,348.920
76.7%
--------------------------------------------------------------------------------
-----------
Equity Income Fund                      VantageTrust             38,995,666.832
53.1%
--------------------------------------------------------------------------------
-----------
Growth & Income Fund                    VantageTrust             11,551,048.220
28.4%
--------------------------------------------------------------------------------
-----------
Growth Fund                             VantageTrust             209,777,765.249
68.2%
--------------------------------------------------------------------------------
-----------
Aggressive Opportunities Fund           VantageTrust             44,262,611.824
56.9%
--------------------------------------------------------------------------------
-----------
International Fund                      VantageTrust             12,942,866.450
37.7%
--------------------------------------------------------------------------------
-----------
Core Bond Index Fund Class I            VantageTrust             12,517,349.509
41.2%
--------------------------------------------------------------------------------
-----------
Core Bond Index Fund Class II           VantageTrust              4,356,722.118
40.7%
--------------------------------------------------------------------------------
-----------
500 Stock Index Fund Class I            VantageTrust             10,210,132.274
95.3%
--------------------------------------------------------------------------------
-----------
500 Stock Index Fund Class II           VantageTrust              4,695,231.888
30.3%
--------------------------------------------------------------------------------
-----------
Broad Market Index Fund Class I         VantageTrust             29,139,699.092
96.9%
--------------------------------------------------------------------------------
-----------
Broad Market Index Fund Class II        VantageTrust             11,276,050.838
43.5%
--------------------------------------------------------------------------------
-----------
Mid/Small Co. Index Fund Class I        VantageTrust              2,816,517.772
96.1%
--------------------------------------------------------------------------------
-----------
Mid/Small Co. Index Fund Class II       VantageTrust              1,190,730.062
43.2%
--------------------------------------------------------------------------------
-----------
Overseas Equity Index Fund Class I      VantageTrust              1,044,104.534
25.3%
--------------------------------------------------------------------------------
-----------
Overseas Equity Index Fund Class II     VantageTrust                439,185.985
41.7%
--------------------------------------------------------------------------------
-----------
Savings Oriented Fund                   VantageTrust              2,908,982.900
56.2%
--------------------------------------------------------------------------------
-----------
Conservative Growth Fund                VantageTrust              7,214,168.326
66.2%
--------------------------------------------------------------------------------
-----------
Traditional Growth Fund                 VantageTrust             15,818,185.911
69.4%
--------------------------------------------------------------------------------
-----------
Long-Term Growth Fund                   VantageTrust             16,016,500.259
73.0%
--------------------------------------------------------------------------------
-----------
All Equity Growth Fund                  VantageTrust                991,582.442
74.4%
--------------------------------------------------------------------------------
-----------

All executive officers and directors of the Fund as a group own less than 1% of the total outstanding shares of the Fund.

                           VOTE REQUIRED FOR APPROVAL

        Article V, Section 3, of the Agreement and Declaration of Trust, provides that except when a larger quorum is required by applicable law, the By-Laws or the Agreement and Declaration of Trust, forty percent (40%) of the shares entitled to vote shall constitute a quorum at a shareholder meeting. Subject to the provisions of Article V, Section 3, when a quorum is present at any meeting, a majority of the shares voted shall decide any question. In addition, Article V, Section 4, provides that any action taken by shareholders may be taken without a meeting if the holders of a majority of the shares entitled to vote on the matter consent to the action in writing and such consent is filed with the records of meetings of shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of shareholders.


                             ADDITIONAL INFORMATION

        Additional information concerning the Fund, including the annual and semi-annual financial statements for the past fiscal year which have been filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov. Upon written request of any shareholder to the Fund at 777 North Capitol Street, N.E., Suite 600, Washington, DC 20002, a copy of the Fund's Annual Report for the fiscal year ended December 31, 2001 or the semi-annual period ended June 30, 2001, will be provided without charge.

Dated:  October 1, 2001

                                       By Order of the Board of Directors



                                       /s/ Girard Miller
                                       ---------------------------------------
                                       Girard Miller, President and Chief
                                       Executive Officer

                             AMENDMENT NO. 2 TO THE
                      AGREEMENT AND DECLARATION OF TRUST OF
                             THE VANTAGEPOINT FUNDS


Article IV, Section 1 of the Agreement and Declaration of Trust of The Vantagepoint Funds is hereby amended by replacing the section in its entirety with the following:

Section 1. Number, Classes and Tenure. The number of Directors shall in no event be less than one nor more than seven unless otherwise specified by resolution approved at a duly constituted meeting of the Board of Directors or by a written instrument signed by a majority of the Directors. Beginning on October 31, 2001, or as soon thereafter as permitted under applicable law, the Board shall be divided into three classes as follows:

1. CLASS 1 DIRECTORS. There shall be three Class 1 Directors who shall serve an initial term that shall end in October 2004.

2. CLASS 2 DIRECTORS. There shall be three Class 2 Directors who shall serve an initial term that shall end in October 2006.

3. SUBSEQUENT TERMS OF CLASS 1 DIRECTORS AND CLASS 2 DIRECTORS. Following the expiration of the terms described above, the Class 1 and Class 2 Directors shall serve terms that will end on or around the fifth anniversary of their commencement.

4. CLASS 3 DIRECTOR. There shall be one Class 3 Director who shall be a Director of the ICMA Retirement Corporation ("RC") and who shall be eligible to serve a 1-year term beginning on October 31, 2001, or as soon thereafter as permitted under applicable law, and shall be eligible for subsequent 1-year terms for as long as he or she shall serve as a Director of RC.

Except in cases in which shareholder election is required, as provided in
Article IV, Section 2, immediately below, the Board of Directors may, by action of a majority of the then Directors at a duly constituted meeting, elect Directors and fill vacancies in the Board of Directors. Each Class 1 and Class 2 Director shall serve throughout his or her term or until he or she resigns or is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed. The Class 3 Director shall serve throughout his or her term only so long as he or she is a Director of RC or until he or she resigns or is declared bankrupt by a court of appropriate jurisdiction, or is removed.

No Class 1 or Class 2 Director shall serve as such for more than twelve consecutive years from October 31, 2001, and no Director shall serve a term beginning after he or she has attained the age of 72.